Exhibit 99

KV PHARMACEUTICAL COMPANY

                                            CONTACT:
                                            Catherine M. Biffignani
                                            Vice President, Investor Relations
                                            314-645-6600

FOR IMMEDIATE RELEASE

KV PHARMACEUTICAL RANKED ON
FORBES’ LIST OF ‘‘AMERICA’S 200 BEST SMALL COMPANIES’’

Sixth Consecutive Year on List
Average 5-year Revenue and EPS Growth of 18% and 20% Cited
Average 5-year Return on Equity 16%

St. Louis, MO., November 16, 2004 - KV Pharmaceutical Company (NYSE: KVa/KVb) announced today that the Company has been ranked 117 in Forbes’ listing of ‘‘America’s 200 Best Small Companies’’ in the November 1 issue of the magazine.

‘‘It is gratifying to be once again included on the Forbes list of Best Small Companies for the sixth consecutive year, and to be the only true specialty pharmaceutical company ranked,’’ said Marc S. Hermelin, Vice Chairman and Chief Executive Officer. ‘‘ETHEX, our well-established generic division has built a product base consisting of over 100 products and has a five year revenue compounded annual growth rate of 15.1%, while Ther-Rx, our branded division, continues its impressive growth since its formation in 1999, demonstrated by a five year revenue compounded annual growth rate of 53.6%. Our continued annual ranking is made possible by our multi-pronged strategy emphasizing internal development by leveraging our diverse drug delivery technology portfolio and external development through strategic license agreements and alliances in targeted therapeutic categories, all while delivering superior financial results to our shareholders.’’

Forbes’ criteria for selection include growth in sales, earnings, ROE, and market value. According to Forbes, ‘‘To qualify, candidates have to show a consistent pattern of positive growth during a five-year period, as well as over the last 12 months. We selected companies with sales in the $5 million to $750 million range, net profit margins greater than 5% and share prices above $5 as of Oct. 1.’’

For the complete ranking, including performance data and additional information, please visit: www.forbes.com.

About KV Pharmaceutical Company
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops and markets technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America’s fastest growing small companies, most recently by Forbes in its October 2004 issue and one of Business Week’s ‘‘Hot Growth Companies’’ in the June 2004 issue.

For further information about KV Pharmaceutical Company, please visit the Company’s corporate website at www.kvpharmaceutical.com.

Safe Harbor
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (‘‘PSLRA’’) and which may be based on or include assumptions, concerning KV’s operations, future results and prospects. Such statements may be identified by the use of words like ‘‘plans’’, ‘‘expect’’, ‘‘aim’’, ‘‘believe’’, ‘‘projects’’, ‘‘anticipate’’, ‘‘commit’’, ‘‘intend’’, ‘‘estimate’’, ‘‘will’’, ‘‘should’’, ‘‘could’’, and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company’s strategy for growth, product development, regulatory approvals, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the ‘‘safe harbor’’ provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause the actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals including the timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch including but limited to the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting the pattern of inventory movements by the Company’s customers; (11) the impact of competitive response to the Company’s sales, marketing and strategic efforts; (12) risks that the Company may not ultimately prevail in its litigation; and (13) the risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company’s outlook.

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